                                  EXHIBIT 10.1

                                CITIZENS BANCORP


                                 750,000 SHARES

                                  COMMON STOCK
                                 (NO PAR VALUE)

                   CITIZENS BANCORP DIVIDEND REINVESTMENT PLAN


      This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such an offer or solicitation in such jurisdiction. No person has been authorized to give any information or to make any representation other than those contained in this prospectus in connection with the offering made hereby, and if given or made such information or representation must not be relied upon as having been authorized by Citizen's Bancorp. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any time subsequent to the date hereof.

                            -------------------------

      THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE REGULATORY AGENCY, NOR HAS THE COMMISSION OR ANY SUCH AGENCY PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION OF THE CONTRARY IS A CRIMINAL DEFENSE.

                            -------------------------

      THE OFFERED SECURITIES ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK OR NON BANK SUBSIDIARY OF THE CITIZENS BANCORP AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, BANK INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY.

                           --------------------------

                The date of this Prospectus is November 1, 1997.

                           --------------------------

                              AVAILABLE INFORMATION

          Citizens Bancorp (hereinafter, the "Company") is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith file reports and other information with the Securities and Exchange Commission (the "Commission"). The Company is the holding company of and the successor entity for reporting purpose to Citizens Bank, an Oregon banking corporation. Through the second quarter of 1997, Citizens Bank filed quarterly and annual statements under Section 13 of the Exchange Act with the offices of the Federal Deposit Insurance Corporation. Beginning with its 10-Q for the third quarter of the 1997 fiscal year, which ended September 30, the Company, as the successor reporting entity to Citizens Bank, will file quarterly and annual reports under the Exchange Act with the Commission.

          Proxy statement, reports and other information concerning the Company filed for the period beginning October 1, 1997 can be inspected at public reference facilities maintained by the Commission at 450 Fifth Street, NW, Washington, D.C. 20549, and at the Commission's Pacific Regional Office in Los Angeles, 5670 Wilshire Boulevard, 11th Floor, Los Angeles, California 90036-3648, and copies of such material can be obtained from such facilities and the Public Reference Section of the Commission at 450 Fifth Street, N. W., Washington, D.C. 20549, at prescribed rates.

          Proxy statements, reports, and other information concerning Citizens Bank filed prior to November 1, 1997 can be inspected at public reference facilities maintained by the Federal Deposit Insurance Corporation at 550 17th Street, N. W., Washington, D.C. 20429 and at the offices of the Federal Reserve Bank of San Francisco, 101 Market Street, San Francisco, California 94105, and copies of such material can be obtained from such facilities at prescribed rates.

          This Prospectus does not contain all information set forth in the Registration Statement and Exhibits thereto which the Company has filed with the Commission under the Securities Act of 1933 and to which reference is hereby made.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

          The Company hereby incorporates by reference in this Prospectus the following documents: the Annual Report of Citizens Bank on Federal Deposit Insurance Corporation Form F-2 for the year ended December 31, 1996, including all financial statements and other exhibits attached to Form F-2, and the Quarterly Reports of Citizens Bank on Federal Deposit Insurance Corporation Form F-4 for the quarters ending March 31, 1997 and June 30, 1997.

          All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the shares of Common Stock hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing such documents.

          Any person receiving a copy of this Prospectus may obtain without charge, upon oral or written request, a copy of any of the documents incorporated by reference herein, except for the exhibits to such documents unless such exhibits are specifically incorporated by reference into the information that the Prospectus incorporates. Requests should be directed to Citizens Bank, attention Lark E. Wysham, Chief Financial Officer, P. O. Box 30, Corvallis, Oregon 97339, telephone (541) 752-5161. The executive offices of the Company are located at 275 S. W. Third Street, Corvallis, Oregon 97339, telephone (541) 752-5161.

          Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.


                                     xxiii

                                    DIVIDENDS

CITIZENS BANK DIVIDEND HISTORY

          The Company, as a newly formed corporate entity established for the purpose of serving as the holding company of Citizens Bank, has no history of paying dividends. The Company's management intends to follow the same practices and methods for declaring dividends that were followed by Citizens Bank, and expects to pay yearly dividends. There is no assurance, however, that the dividends to be paid by the Company will be comparable in amount to the dividends previously paid by Citizens Bank.

          The following sets forth, for the calendar years shown, the cash and stock dividends declared by Citizens Bank per share of its common stock in each such year:

                                       Cash Dividend   Stock Dividend
                                       -------------   --------------
        1991                               $  .95            --
        1992                                 1.00         1 for 10
        1993                                 1.10         1 for 10
        1994                                 1.20         1 for 10
        1995                                 1.20            --
        1996                                  .60*           --

* Reflects adjustment for 2 for 1 stock split effective on October 5, 1996.

SPECIAL 1997 COMPANY STOCK DIVIDEND

          In September of 1997 the Company declared a special 5% stock dividend payable on October 5, 1997 to all Company shareholders of record on September 16, 1997.

                           PRICE RANGE OF COMMON STOCK

          As was the case with the common stock of Citizens Bank, there is no established market for the Company's Common Stock, and the stock is not listed on and does not trade on any exchange or system. There is not expectation that an established market will develop for the Company's Common Stock.

          As it did for its own stock prior to the creation of the Company, Citizens Bank will keep an informal record of persons expressing an interest in buying or selling the Company's Common Stock and will introduce prospective buyers and sellers. Citizens bank will also keep some informal records of prices paid and received for Company Common Stock by certain persons, and will serve as the transfer agent for Company Common Stock. Citizens Bank does not and will not recommend prices for Company Common Stock.

The following table sets forth certain transaction prices per share for shares of Citizens Bank stock for the periods shown. This information is based solely on prices and information reported to Citizens Bank by those persons whose transactions have come to its attention. The reported prices do not represent all transactions in Citizens Bank stock, and Citizens Bank can give no assurances as to the accuracy of the reported prices or the completeness of this information.

                                                  High            Low
                                                  ----            ---
      1992                                       $17.50         $14.50
      1993                                        24.00          18.00

      1994                                        29.00          24.27

      1995                                        29.00          22.50*

      1996                                        30.00          16.00**

      Six months ending June 30, 1997             23.00          16.31


          * In 1995 Citizens Bank declared a 1 for 5 stock split. The split became effective on August 4, 1995.

          ** In 1996 Citizens Bank declared a 2 for 1 stock split. The split became effective on October 5, 1996.

          The creation of the Company as the holding company of Citizens Bank became effective on July 1,on which date each share of Citizens Bank stock, pending the actual exchange of the physical stock certificates, become converted into the right to receive one share of Company Common Stock. For the months of July, August, and September, 1997 a total of 1,057 shares of such stock changed hands. The highest reported transfer price was $25.00 per share, and the lowest was $23.00 per share.

                             DESCRIPTION OF THE PLAN

          The following, in question-and-answer form, are the provisions of the Citizens Bancorp Dividend Reinvestment Plan (the "Plan"). As used below, "Company" refers to Citizens Bancorp, "Common Stock" refers to the common stock of Citizens Bancorp and "Plan Administrator" refers to Citizens Bank.

          PARTICIPATION IN THE PLAN IS COMPLETELY VOLUNTARY. THOSE HOLDERS OF THE COMMON STOCK OF THE COMPANY WHO DO NOT CHOOSE TO PARTICIPATE IN THE PLAN WILL RECEIVE CASH DIVIDENDS, AS DECLARED, AS USUAL. THE PLAN APPLIES ONLY TO CASH DIVIDENDS, NOT TO STOCK DIVIDENDS OR STOCK SPLITS. NEITHER COMPANY NOR CITIZENS BANK CAN PROVIDE ANY ASSURANCE OF A PROFIT OR PROTECTION AGAINST LOSS ON ANY SHARES OF COMMON STOCK UNDER THE PLAN.

PURPOSE

1.        What is the purpose of the Plan?

          The purpose of the Plan is to provide holders of the Company's Common Stock with a simple and convenient way to reinvest cash dividends otherwise payable on their shares of Company Common Stock. The investment is made without payment of any brokerage commission or service charge. Further, insofar as the shares of Common Stock issued under the Plan will be acquired directly from the Company, the Company will receive additional funds for general corporate purposes.

ADVANTAGES

2.        What are the advantages of the Plan?

          Participants in the Plan may automatically reinvest either 50% or 100% of the cash dividends otherwise payable on their Common Stock in additional shares of Common Stock without any transaction fees or transaction charges.

CERTAIN RESTRICTIONS

3. Are there any restrictions on reinvestment with cash dividends under the Plan?

          At the time of enrollment in the Plan, a shareholder must elect whether to apply 50% or 100% of the cash dividends otherwise payable to the shareholder for reinvestment under the Plan. A shareholder may change this election at any time in writing by following the procedures established for the administration of the Plan, but a shareholder may not specify any cash dividend reinvestment percentage other than 50% or 100%.

          In addition, the Company shall not issue fractional shares under the Plan. Any cash dividends insufficient to acquire a non-fractional share of Company Common Stock shall be paid in cash to the shareholder enrolled in the Plan.

4. How does the Plan differ from the previous dividend reinvestment plan offered by Citizens Bank?

          The two key differences are that shareholders must elect to reinvest either 50% or 100% of the dividend, and that no fractional shares will be issued under the Plan. Under the plan previously offered by Citizens Bank, a shareholder could elect to invest either 50%, 75%, or 100% of the dividend, and a shareholder could receive fractional shares.

5. Why must I enroll in the plan if I was already enrolled in the Citizens Bank plan?

          On July 1, 1997 the Company became the sole shareholder and holding company of Citizen's Bank, and all shareholders of Citizens Bank became shareholders of the Company. The previous plan offered by Citizens Bank is therefore no longer in effect. All shareholders of the Company who wish to participate must therefore affirmatively elect to do so by returning the Enrollment Authorization Form.

PARTICIPATION

6.        Who is eligible to participate?

          Registered shareholders with addresses in the United States are eligible to participate in the Plan. Beneficial owners of Common Stock whose shares are held of record by a holder with an address in the United States are also eligible to participate in the Plan. You are a registered shareholder if your shares are registered in your name on the stock transfer books of the Company. You are a beneficial owner of Common Stock if your shares are registered in some other name, like that of a bank, broker or other nominee.

          While a registered shareholder may participate in the Plan directly, a beneficial owner must become a registered shareholder, by having shares transferred into his or her own name, or must make arrangements with his or her broker, bank or other nominee to participate in the Plan on his or her behalf.

          You are not eligible to participate in the Plan if you reside in a jurisdiction in which it is unlawful for the Company to permit your participation. Your right to participate in the Plan is not transferable apart from a transfer of your underlying Common Stock to another person.


                                     xxvii

7.        How does an eligible shareholder participate?

          A registered holder of Common Stock may join by signing an Enrollment Authorization Form and returning it to Citizens Bank, which will act as the Plan Administrator. An Enrollment Authorization Form has been enclosed with the mailing of this Prospectus to Company shareholders. In addition, Enrollment Authorization Forms may be obtained at any time by written or telephone request to the Plan Administrator at the address or telephone number provided under Question 25 below.

          If a participant's shares are registered in more than one name or a representative capacity is indicated (e.g., joint tenants, trustees, etc.), all registered shareholders must sign the Enrollment Authorization Form exactly as their names appear on the account registration. However, the new Enrollment Application Form changing the investment option must be received by the Plan Administrator no later than five (5) business days prior to the payment date established for a particular cash dividend in order for the change to apply to that dividend.

          Beneficial owners whose shares are held at a securities depository and who wish to participate in the Plan must instruct their broker, bank or other nominee to make arrangements with the depository to permit such beneficial owners to participate in the Plan.

8.        When may I join the Plan?

          An eligible shareholder may join the Plan at any time. If an Enrollment Authorization Form specifying reinvestment of cash dividends is received by the Plan Administrator no later than five (5) business days prior to the payment date established for a particular cash dividend, reinvestment will commence with that cash dividend. If the Enrollment Authorization Form is received later than five (5) business days prior to the payment date established for a particular cash dividend, then the reinvestment of cash dividends will not begin until the cash dividend payment date following the next record date.

          For example, if the cash dividend payment date is January 31, the shareholder's Enrollment Authorization Form must be received by the Plan Administrator no later than five (5) business days prior to January 31 for the shareholder's election to participate in the Plan to be effective for that particular payment. If the Enrollment Authorization Form is received later than the deadline, the shareholder's election to participate in the Plan will be effective for dividend payments made after January 31.

          The Company expects to pay cash dividends yearly, and expects the record date for payment to be on or before December 1 of each year. However, the Board of Directors of the Company may in its discretion set a different record date, declare more than one cash dividend or declare no cash dividend in any given year at any time while the Plan is in effect.


                                     xxviii

9.        What does the Enrollment Authorization Form provide?

          The Enrollment Authorization Form provides for the acquisition of additional shares of Common Stock through the reinvestment of either 50% or 100% of the cash dividend payable to the enrolled shareholder. If the 50% option is chosen, then 50% of the cash dividend will be used to acquire additional shares of Company Common Stock (excluding fractional shares) for the enrolled shareholder, and 50% of the cash dividend will be paid to the shareholder in cash. If the 100% option is chosen, then 100% of the cash dividend will be used to acquire additional shares of Company Common Stock (excluding fractional shares) for the enrolled shareholder.

          Once a shareholder has enrolled in the Plan, the shareholder will continue with the investment option most recently selected until a new Enrollment Authorization Form is submitted or until participation in the Plan is terminated. See the discussion under Question 19 for more information about terminating participation.

10.       How may I change my dividend reinvestment option under the Plan?

          As a participant, you may change your investment option at any time by requesting a new Enrollment Authorization Form and returning it to the Plan Administrator at the address provided under Question 25 below. However, the new Enrollment Authorization Form changing your investment option must be received by the Plan Administrator no later than five (5) business days prior to the payment date established for a particular cash dividend in order to apply to that dividend.

COSTS

11.       Are there any expenses to participants in connection with the Plan?

          Participants will incur no brokerage commissions or service charges for reinvestments made under the Plan. All costs of record-keeping and administration of the Plan will be paid by the Company. There is no charge for the issuance of a certificate evidencing Common Stock acquired under the Plan.

TIME AND MANNER OF REINVESTMENTS

12.       When will shares be acquired under the Plan?

          Cash dividends will be reinvested on or promptly after the date which is the cash dividend payment date. No interest shall be paid on funds held by the Plan Administrator pending reinvestment.

13.       At what price will shares of Common Stock be acquired under the Plan?

          The price per share of Common Stock acquired under the Plan shall be equal to the weighted average price per share of stock sales for which the Company has written records for the quarter in which the Company declares a cash dividend (the "Base Period"). Notwithstanding the foregoing, if during such Base Period the total number of shares of Company Common Stock sold, according to the Company's written records, is equal to less than 1% of all issued and outstanding stock of the Company as of the dividend declaration date, one or more additional immediately preceding quarters shall be included in the Base Period such that the total number of shares of Company Common Stock sold during the Base Period equals 1% or more of all issued and outstanding stock of the Company as of the dividend date.

          As was the case with the common stock of Citizens Bank, there is no established market for the Company's Common Stock, and the Common Stock is not listed and does not trade on any exchange or system. There is no expectation that an established market will develop for the Company's Common Stock.

14.       What will be the source of the shares acquired under the Plan?

          The shares acquired with cash dividends under the Plan shall derive from the authorized but unissued shares of Company Common Stock. The Company shall not purchase shares from shareholders in order to implement any provision of the Plan.

15.       How are shares acquired under the Plan?

          The cash dividends otherwise payable to a participant under the Plan shall be automatically reinvested in additional shares of Common Stock effective as of the payment date for the dividend, except when prohibited under any applicable federal or state securities laws. Common Stock acquired under the Plan shall be newly issued shares.

16.       Does the Plan apply to stock dividends or stock splits?

          No. The Plan applies only to the reinvestment of cash dividends declared by the Board of Directors of the Company. If the Board of Directors declares a stock dividend, or in the event of a stock split, shareholders on the applicable record date will receive stock in accordance with the terms of the stock dividend or stock split.

18. What will Plan participants receive to show their reinvestments under the Plan?

          As soon as practicable after each reinvestment date, participants who are shareholders of record will receive a certificate showing their acquisition of shares of Common Stock of the Company. The custody and safe keeping of the certificate shall be the sole responsibility of the shareholder.

TERMINATION OF PARTICIPATION IN THE PLAN

19.       How may I terminate my participation in the Plan?

          A registered shareholder who wishes to terminate participation in the Plan must submit a written request clearly indicating his or her intention to terminate the reinvestment of dividends on all shares owned by the participant. A request to terminate participation in the Plan must be sent to the Plan Administrator a the address provided under Question 25 below. The termination request must be received by the Plan Administrator no later than five (5) business days prior to the payment date established for a particular cash dividend in order to be effective with respect to that dividend.

SUMMARY OF FEDERAL INCOME TAX CONSEQUENCES

20. Are there any federal or state income tax consequences of participation in the Plan?

          The following brief summary is based upon an interpretation of current federal tax law which the Company intends to follow for information reporting purposes. Nothing in the summary should be construed as tax or legal advice to any Company shareholder. Each participant should consult with his or her own tax advisor to determine the particular tax consequences to the Plan participant, including state tax consequences (which will vary from state to state), resulting from participation in the Plan and a subsequent disposition of shares of Common Stock acquired under the Plan.

          A.        Dividend Reinvestment

          A participant will be treated for federal income tax purposes as having received, on the cash dividend payment date, a cash dividend equal to the amount reinvested by the participant on that date in shares of Common Stock acquired directly from the Company. Such shares will have a tax basis equal to the amount of the cash dividend reinvested in Company Common Stock. The Company will issue a Form 1099 to all shareholders, including Plan participants, reflecting all cash dividends paid to shareholders or reinvested in Common Stock under the Plan.

          B.        Holding Period

          A participant's holding period for Common Stock acquired pursuant to the Plan will begin on the day following the date on which shares are acquired for the participant's account.

          C.        Backup Withholding

          Any dividends credited to a participant who is subject to backup withholding (presently 31%) under federal income tax law will have the required amount withheld before the cash dividends are reinvested under the Plan.



          D.        Additional Information

          A participant will realize gain or loss upon the sale or exchange of shares of Common Stock acquired under the Plan. The amount of any such gain or loss will be the difference between the amount that the participant received on the sale or exchange of the shares, or fractional share equivalent, and the tax basis of the shares transferred or exchanged. Such gain or loss will be capital in character if such shares are capital asset in the hands of the participant, or may be an ordinary gain, depending on how the sale or exchange is characterized for tax purposes.

          For further information as to the tax consequences of participation in the Plan, participants should consult their own tax advisors.

ADDITIONAL ADMINISTRATIVE MATTERS

21.       What liability does the Plan Administrator have under the Plan?

          The Plan Administrator shall not be liable for any act done in good faith or for any good faith omission to act, including, without limitation, any claim of liability arising out of failure to terminate a participant's account upon a participant's death, the prices at which shares are acquired under the Plan, the times when reinvestments are made, or the value of the Common Stock.

          The participant should recognize that neither the Company nor the Plan Administrator can provide any assurance of a profit or protection against loss on any shares of Common Stock acquired under the Plan.

22. Can the Company or the Plan Administrator terminate a person's participation in the Plan?

          The Company or the Plan Administrator may terminate any person's participation in the Plan at any time for any reason by notice in writing mailed to the participant.

23.       May the Plan be changed or discontinued?

          The Company reserves the right to suspend or terminate the Plan at any time, including the period between a dividend record date and the related dividend payment date. It also reserves the right to make modifications to the Plan. Participants will be notified of any such suspension, termination or modification.


                                      xxxii

24.       Who interprets and resolves questions arising under the Plan?

          Any question of interpretation arising under the Plan shall be determined by the Company and any such determination shall be final.

25.       Where should I send correspondence regarding the Plan?

          All correspondence and other communications regarding the Plan should be directed to Lark E. Wysham, Chief Financial Officer, Citizens Bank, P. O. Box 30, Corvallis, Oregon 97339, telephone (541) 752-5161. Please mention the Plan in all correspondence.

DESCRIPTION OF CAPITAL STOCK

Common Stock

          The Company is authorized to issue five million shares of Common Stock, no par value. As of the date of this Prospectus, the Company had 1,922,321 shares of Common Stock issued and outstanding. All shares of Common Stock are fully paid and non-assessable. Holders of Common Stock are entitled to receive such dividends as are declared by the Board of Directors out of funds legally available therefore, subject to the limitations described below. In the event of liquidation, holders of Common Stock are entitled to receive pro-rata any assets distributable after payment of liabilities and the liquidation preference on shares of Preferred Stock, if any, then outstanding. There are no conversion, preemptive or redemption rights of Common Stock.

Preferred Stock

          The Board of Directors has the authority to issue Preferred Stock in one or more series and to fix the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption, liquidation preferences, and the number of shares constituting any such series without any further action by the shareholders unless such action is required by applicable rules or regulations or by the terms of other outstanding series of Preferred Stock. As of the date of this Prospectus there were no shares of Company Preferred Stock issued or outstanding.

Transfer Agent

          The transfer agent and registrar for the Common Stock is Citizens Bank, P. O. Box 30, Corvallis, Oregon, 97339, telephone (541) 752-5161.

LEGAL OPINION

          Bennett H. Goldstein, attorney at law and outside counsel to the company, has rendered a legal opinion concerning the Common Stock of the Company described in this Prospectus. As of the date hereof, Mr. Goldstein owned 420 shares of Common Stock.


                                     xxxiii

EXPERTS

Financial Statements Subject to Outside Audit

          The balance sheets of Citizens Bank as of December 31, 1996 and 1995, the related statements of income and changes in shareholders' equity for each of the three years in the period ending December 31, 1996, and the statements for cash flows for the years December 31, 1996 and 1995, all of which are incorporated by reference herein and in the Registration Statement filed in connection herewith, have been incorporated by reference herein and therein in reliance upon the audit report and opinion of David O. Christensen, an independent Certified Public Accountant, and upon the authority of said Certified Public Accountant as an expert in accounting and auditing. Such audit report and opinion is incorporated by reference herein.

Financial Statements and Materials Not Subject to Outside Audit

          Citizens Bank's Annual Report on Federal Deposit Insurance Corporation Form F-2 for the year ended December 31, 1996, which incorporated by reference the audited financial statements referred to above, was not subject to an outside audit and opinion by a certified public accountant. Such Annual Report was prepared by Citizens bank personnel.

          The Quarterly Reports of Citizens Bank on Federal Deposit Insurance Corporation Form F-4 for the quarters ending March 31, 1997 and June 30, 1997 and the financial statements contained therein, which are also incorporated by reference herein and in the Registration Statement filed in connection herewith, were not subject to an outside audit and opinion by a certified public accountant. Such Quarterly Reports were prepared by Citizen's Bank personnel.

INDEMNIFICATION

          Under Oregon statutory law and the Articles of Incorporation and Bylaws of the Company, the Company has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933. The Company's Articles of Incorporation and Bylaws require the Company to indemnify its directors, officers and employees to the fullest extent permitted by Oregon law. Such indemnification extends to liabilities and expenses incurred as a result of proceedings involving such persons in their capacities as such, including proceedings under the Securities Act of 1933 or the Securities Exchange Act of 1934. These documents further provide that the rights conferred under them shall not be deemed to be exclusive of any other right such persons may have or acquire under any statue, bylaw, agreement, general or specific action of the Board of Directors of the Company, vote of agreement, general or specific action of the Board of Directors of the Company, vote of shareholders or other document or arrangement. The Articles of Incorporation of the Company preclude, with certain exceptions, the Company and its shareholders from recovering monetary damages from directors for business decisions found by a court to have been negligent, including decision relating to a change in control of the Company.

          Subject to certain exclusions as to coverage, under policies of insurance issued to the Company each director and each officer of the Company and its subsidiary is insured against


                                     xxxiv
liability for losses incurred while acting as such director or officer. Subject to a deductible and certain exclusions, the Company is entitled to reimbursement under such policies for amounts paid by it as indemnification to such directors and officers. The cost of such insurance is borne by the Company.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or person controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.


                                      xxxv